EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-90319 and 333-90313) on Form S-8 for CareAdvantage, Inc. of our report dated February 10, 2006, on our audit of the consolidated financial statements of CareAdvantage, Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004 included in the Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ Eisner LLP

New York, New York
March 30, 2006